EXHIBIT 16

Exhibit 16. Letter from Singer Lewak Greenbaum & Goldstein LLP



                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
              Certified Public Accountants & Management Consultants




June 13, 2006

United States Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Mega Group, Inc.'s statements included under Item 4.01 of its Form 8-K for June 13, 2006 captioned "changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

/s/ Singer Lewak Greenbaum & Goldstein LLP
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Singer Lewak Greenbaum & Goldstein LLP